Exhibit 10.1

To:
From:	Board of Directors
Date:
Subject:	Cash Bonus Award

Our Company and our industry are in a period of transition. Now, more than ever, we need leaders who are focused on executing our strategic priorities and driving improved results. To recognize your contributions and the importance of your ongoing participation moving forward, we are pleased to present you with a cash bonus award of $XXX,XXX. The award is subject to the terms and conditions set forth below.

We appreciate your commitment to JCPenney. To accept your award, please sign, date and return this letter. Thank you for playing an important role in the next chapter of JCPenney’s history.

Name (Print): ____________________________________

Signature: _______________________________________

Date: ____________________________________________

TERMS AND CONDITIONS

The award will be paid to you on [VESTING DATE].

If you have received your award but voluntarily terminate your employment with JCPenney or your employment is terminated for Cause, including specifically, a breach of any of the Company’s policies, practices, procedures or Statement of Business Ethics as determined by the Company (defined as “Cause”), prior to [VESTING DATE], you agree to reimburse the Company the full amount of the award ($XXX,XXX).

You will not be required to reimburse JCPenney for any portion of your bonus if your employment is involuntarily terminated by JCPenney for any reason other than for Cause, or if your employment is terminated as a result of your death, or disability.

To the extent permitted by law, you agree that JCPenney may deduct reimbursement payments from your final paycheck. If reimbursement payments are not timely paid, the Company shall be entitled to recover reasonable collection agency fees and attorney’s fees incurred by the Company because of such noncompliance.

This letter does not constitute an employment agreement. Your employment with JCPenney is “at-will,” which means either you or JCPenney can terminate the employment relationship at any time or for any reason not prohibited by law, with or without advance notice.